Article 2.1

                           ARTICLES OF COMBINATION OF
                            UNITED SAVINGS BANK, F.A.
                                  WITH AND INTO
                              HERITAGE BANK, F.S.B.


       Pursuant to 12 C.F.R. ss. 552.13, United Savings Bank, F.A., a federally chartered savings bank ("USB"), and Heritage Bank, F.S.B., a federally chartered savings bank (the "Acquiring Bank"), hereby adopt the following Articles of Combination for the purpose of merging USB with and into the Acquiring Bank, which shall be the resulting association.

       1. The combination agreement, or plan of reorganization and merger agreement, required as a part of these Articles of Combination by 12 C.F.R. ss. 552.13(j) (the "Plan"), is attached hereto as Exhibit A.

       2. As of the date hereof, there were 1,223,312 shares of the common stock of USB issued and outstanding and 200,000 shares of the common stock of the Acquiring Bank issued and outstanding.

       3. The number of shares of common stock of each association voted for and against the Plan are set forth below:

                  Entity                    For                     Against
               -------------            -----------              ------------
                    USB                  1,223,312                     0

               Acquiring Bank              200,000                     0

       4. Accordingly, the Plan has been duly approved and adopted by USB and the Acquiring Bank.

       5. These Articles of Combination may be executed in two or more counterparts, each of which shall be deemed an original and all of which shall constitute one instrument.


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       IN WITNESS WHEREOF, each of the parties has caused these Articles of
Combination to be executed by its duly authorized officers as of May 3, 1998.

UNITED SAVINGS BANK, F.A.                         HERITAGE BANK, F.S.B.

By  /s/ Kevin P. Clark                            By  /s/ Kevin P. Clark
   -------------------------                         ------------------------
   Its President                                     Its President

Attested                                          Attested

By  /s/ Amy E. Ward                               By  /s/ Amy E. Ward
   -------------------------                         ------------------------
   Its Secretary                                     Its Secretary

       The undersigned each hereby affirm that the statements contained in the foregoing Articles of Combination are true and correct.


UNITED SAVINGS BANK, F.A.                         HERITAGE BANK, F.S.B.


By  /s/ Kevin P. Clark                            By  /s/ Kevin P. Clark
   -------------------------                         ------------------------
   Its President                                     Its President

Attested                                          Attested

By  /s/ Amy E. Ward                               By  /s/ Amy E. Ward
   -------------------------                         ------------------------
   Its Secretary                                     Its Secretary

       The foregoing Articles of Combination, relating to United Savings Bank, F.A., a federally chartered savings bank, and Heritage Bank, F.S.B., a federally chartered savings bank, were filed with the Corporate Secretary of the Office of Thrift Supervision and endorsed pursuant to Section 552.13(k) of the Regulations for Federal Associations, effective as of _____________, 1998, at ________ _.m., Washington, D.C. time.

                                                  OFFICE OF THRIFT SUPERVISION
                                                  Department of the Treasury


                                                  By _________________________

                                                     Its _____________________